Exhibit 10.17

SPECIAL ELIGIBILITY AGREEMENT FOR SECURITIES

Irish Shares and Irish Warrants – ads tec Energy plc

SPECIAL ELIGIBILITY AGREEMENT FOR SECURITIES, dated as of [___________], 20__ (as amended, modified or supplemented, this “Agreement”), among The Depository Trust Company (“DTC”), Cede & Co. (“Cede”), National Securities Clearing Corporation (“NSCC”), ads-tec Energy plc, a public limited company incorporated under the laws of Ireland (the “Issuer”), and Continental Stock Transfer & Trust Company, a New York limited purpose trust company, acting as a transfer agent for the Issuer (the “Transfer Agent”).

WHEREAS, DTC may accept certain foreign securities as eligible for its depository and book-entry transfer services to the extent such securities are issued and offered in conformity with the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), and subject to the rules, procedures and by-laws of DTC (the “DTC Rules”), including, without limitation, its “Operational Arrangements Necessary for Securities to Become and Remain Eligible for DTC Services” dated January 2021 (as amended from time to time, the “OA”), and subject to such other agreements and conditions as DTC may determine;

WHEREAS, securities (including foreign securities) eligible for the depository and book-entry transfer services of DTC are registered in the name of Cede as the nominee for DTC;

WHEREAS, NSCC may provide clearing services subject to the rules and procedures of NSCC (the “NSCC Rules”), and subject to such other agreements and conditions as NSCC may determine, for securities which are eligible for the depository and book-entry transfer services of DTC and registered in the name of Cede;

WHEREAS, as of the date hereof, the Issuer is authorized under the laws of Ireland to issue (i) 25,000 ordinary shares, €1.00 par value per share (such class of ordinary shares, the “Existing Shares”), (ii) 500,000,000 ordinary shares, US$0.0001 par value per share, CUSIP # G0085J 117 /IE000DU292E6 (such class of ordinary shares with such CUSIP number, the “Ordinary Shares”) and (iii) 100,000,000 Preferred Shares, US$0.0001 par value per share (“Preference Shares”);

WHEREAS, the Issuer issued 25,000 Existing Shares in connection with the formation of the Issuer;

WHEREAS, the Issuer will issue up to [21,562,500] Ordinary Shares (such number of Ordinary Shares, the “Merger Shares”) to the shareholders of European Sustainable Growth Acquisition Corp., a Cayman Islands exempted company (“EUSG”), and warrants of EUSG will be automatically adjusted to become warrants to purchase 7,187,500 Ordinary Shares (such warrants with CUSIP # G0085J 109/ IE000SY2QWR8, the “Parent Warrants”), in connection with the merger (the “Merger”) of EUSG with and into EUSG II Corporation, a Cayman Islands exempted company and wholly owned subsidiary of the Issuer (“Merger Sub”), with Merger Sub being the surviving entity of the Merger and a wholly owned subsidiary of the Issuer;

WHEREAS, immediately after the consummation of the Merger, Bosch Thermotechnik GmbH (“Bosch”) will transfer to the Issuer certain shares of ads-tec Energy GmbH, based in Nürtingen and entered in the commercial register of the Stuttgart Local Court under HRB 762810 (“ADSE”) (the “Bosch Acquisition”) in exchange for Twenty Million Euro (€20,000,000) multiplied by an exchange rate provided for in the agreement entered into to give effect to the Business Combination (as defined below).

WHEREAS, concurrently with the Bosch Acquisition, ads-tec Holding GmbH based in Nürtingen and entered in the commercial register of the Stuttgart Local Court under HRB 224527 (“ADSH”) and Bosch will transfer, as contribution, to the Issuer, certain shares of ADSE in exchange for Ordinary Shares (the “Share-for-Share Exchange” and, together with the Merger and the Bosch Acquisition, the “Business Combination”);

WHEREAS, as a result of the Business Combination, the Issuer Parent will become a publicly-traded company and EUSG will cease to exist upon merging with and into Merger Sub, and ADSE will become a wholly-owned subsidiary of the Issuer and the current security holders of ADSE and EUSG will become the security holders of the Issuer;

WHEREAS, the Issuer has filed a registration statement on Form F-4, dated 18 October 2021 (as amended, the “Registration Statement”) with the Securities and Exchange Commission in connection with the issuance of the Merger Shares and the automatic adjustment of warrants of EUSG (which are currently held by Cede and registered in the name of Cede, as nominee for DTC) to become Parent Warrants, which was declared effective by the Securities and Exchange Commission on [ ● ];

WHEREAS, in connection with the transactions contemplated hereby, up to [ ● ] of the Merger Shares (such number of Merger Shares, the “Transaction Shares”) will be issued to Cede, as nominee for DTC, and registered in the name of Cede in accordance with the procedures set forth in Appendix 1 hereto, and up to [ ● ] of the Parent Warrants (such number of Parent Warrants, the “Transaction Warrants”) will, upon adjustment, continue to be held by Cede, as nominee for DTC, and will be registered in the name of Cede in accordance with the procedures set forth in Appendix 1 hereto;

WHEREAS, up to [ ● ] Merger Shares and up to [ ● ] Parent Warrants (other than Transaction Shares and Transaction Warrants) and the Ordinary Shares issued pursuant to the Share-for-Share Exchange (such Merger Shares and Ordinary Shares issued pursuant to the Share-for-Share Exchange and Parent Warrants, the “Direct Shares” and “Direct Warrants”) may, on or after the date hereof, be transferred to Cede, as nominee for DTC, and registered in the name of Cede;

WHEREAS, in connection with the Merger, the Existing Shares shall be converted and re-designated into deferred shares and surrendered to the Issuer as treasury shares;

WHEREAS, the Issuer may, from time to time, issue additional Ordinary Shares (“Additional Shares” and, together with the Transaction Shares and the Direct Shares, the “Irish Shares”) and additional warrants to purchase Ordinary Shares (“Additional Warrants” and, together with the Transaction Warrants and the Direct Warrants, the “Irish Warrants”);

WHEREAS, the Issuer and the Transfer Agent wish to make the Irish Shares and Irish Warrants eligible for the depository and book-entry transfer services of DTC;

WHEREAS, (a) after Irish Shares and Irish Warrants are issued or transferred to Cede, as nominee for DTC, DTC will credit interests in such Irish Shares and Irish Warrants to DTC Participants, and (b) after interests in the Irish Shares and Irish Warrants are credited to DTC Participants, such DTC Participants may transfer or pledge such interests to other DTC Participants or may pledge such interests to certain non-DTC Participants by instructing DTC to make the appropriate book entries necessary to record such transfer or pledge;

WHEREAS, issues or transfers of the Irish Shares and Irish Warrants, and agreements to transfer the Irish Shares and Irish Warrants might, without special arrangements and under certain circumstances, be subject to Irish stamp duty pursuant to the Stamp Duties Consolidation Act, 1999 (as amended) of Ireland (the “Stamp Acts”), or any new, replacement or amending legislation thereto or any other transfer or documentary tax, charge, duty or levy imposed from time to time in Ireland (any such tax, an “Irish Tax”) or elsewhere (any such tax, together with Irish Tax, a “Tax”);

WHEREAS, DTC, Cede and NSCC (collectively, the “DTC Parties”) would not provide any services with respect to the Irish Shares and Irish Warrants or otherwise act with respect to the Irish Shares and Irish Warrants if any of the DTC Parties might be liable for any Tax;

WHEREAS, the Issuer has concluded with the Revenue Commissioners of Ireland (the “Irish Revenue”) a composition agreement pursuant to section 5 of the Stamp Acts (the “Composition Agreement”), under which the Issuer has assumed the obligation of paying the liability for any Irish stamp duty with respect to the Irish Shares and Irish Warrants on the Relevant Transfers (as defined in the Composition Agreement); and

WHEREAS, to assure the DTC Parties that they will not be liable for any Tax under any circumstances, and to make such other provisions with respect to the Irish Shares and Irish Warrants as the DTC Parties may require, the Issuer and the Transfer Agent have agreed to execute, deliver and perform this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, on the terms and conditions herein set forth, the parties hereto agree as follows:

1. Defined Terms: Terms defined herein shall have the meanings provided herein. Terms not otherwise defined herein (including in the recitals hereto) shall have the meanings provided in the DTC Rules. For the purposes of this Agreement, references to a person being liable for any Tax shall include a person being accountable for any Tax (or the equivalent in any jurisdiction outside of Ireland).

2. Eligibility Request:

a. The Issuer and the Transfer Agent hereby request that (i) DTC accept the Irish Shares and Irish Warrants for eligibility in accordance with the DTC Rules on the date hereof for effect (A) on and as of the date hereof in respect of the Transaction Shares and Transaction Warrants and (B) on one or more effective dates on or after the date hereof in respect of any Direct Shares, Additional Shares, Direct Warrants or Additional Warrants (the applicable effective date in this clause (i), being hereinafter referred to as the applicable “Service Start Date”) and (ii) on the applicable Service Start Date, such Transaction Shares, Direct Shares, Additional Shares Transaction Warrants, Direct Warrants and Additional Warrants, as the case may be, shall be eligible for the depository and book-entry transfer services of DTC, and DTC shall, in accordance with the DTC Rules, allocate an appropriate number of Irish Shares and Irish Warrants to DTC Participants.

b. DTC hereby agrees that the Irish Shares and Irish Warrants shall be eligible from and after the date hereof for effect and allocation on the applicable Service Start Date, subject to and in accordance with the DTC Rules and the further terms and conditions of this Agreement, including the terms and conditions to eligibility set forth in Sections 3 and 4 below.

3. Conditions to Initial Eligibility: For the Irish Shares and Irish Warrants to be accepted by DTC as eligible on and as of the date hereof for effect and allocation on the applicable Service Start Date, the DTC Parties shall have received, on or prior to the date hereof, the following, each in form and substance satisfactory to the DTC Parties, in their sole discretion:

a. Confirmation from the Irish Revenue, addressed to Arthur Cox LLP acting for the DTC Parties, in substantially the form of Exhibit A hereto, that the DTC Parties shall not be liable for any Tax with respect to the Irish Shares or Irish Warrants.

b. Confirmation from the Irish Revenue, addressed to Arthur Cox LLP, Irish legal counsel to the Issuer, in substantially the form of Exhibit B-1 hereto, and a copy of the Composition Agreement between the Issuer and the Irish Revenue, in substantially the form of Exhibit B-2 hereto, which demonstrate, to the satisfaction of the DTC Parties, that the DTC Parties shall not be liable for any Irish stamp duty with respect to any transactions in the Irish Shares or Irish Warrants.

c. A legal opinion letter, from Arthur Cox LLP, Irish legal counsel to the Issuer, in substantially the form of Exhibit C hereto, relating to such matters of Irish law as the DTC Parties may require.

d. A legal opinion letter, from Reed Smith LLP, United States (“U.S.”) counsel to the Issuer, in substantially the form of Exhibit D hereto, relating to such matters of U.S. Federal and New York law as the DTC Parties may require.

e. A legal opinion letter, from Hodgson Russ LLP, U.S. counsel to the Transfer Agent, in substantially the form of Exhibit E hereto, relating to such matters of U.S. Federal and New York law as the DTC Parties may require.

f. Payment, in immediately available funds, of the invoices (“Invoices”) of the DTC Parties (delivered no later than three (3) business days prior to the date hereof) containing a good faith estimate of the fees, costs and expenses incurred by the DTC Parties in connection with the transactions contemplated hereby, in accordance with the terms of the Fee Letter (as such term is defined below). Following consummation of the transactions contemplated hereby, the DTC Parties will reconcile the fees, costs and expenses set forth in the Invoices against the actual fees, costs and expenses incurred by the DTC Parties. If, based on such reconciliation (i) any additional amounts are due and owing to the DTC Parties, the DTC Parties shall provide the Issuer with an invoice therefor and the Issuer shall pay such invoice promptly following receipt thereof or (ii) an overpayment was made by the Issuer, then the DTC Parties shall promptly pay, or shall arrange for the prompt payment of, the amount of such overpayment to the Issuer.

4. Condition Subsequent for Continuing Eligibility of the Irish Shares and/or Irish Warrants: Subject to the provisions of this Agreement, the Irish Shares and/or Irish Warrants shall be eligible for the depository and book-entry transfer services of DTC only so long as (i) none of the confirmations or legal opinion letters provided for in Section 3 above or elsewhere in this Agreement shall have been withdrawn following receipt thereof, (ii) the Composition Agreement remains in full force and effect, (iii) subject to Section 8(b.) below, none of the DTC Parties shall be, or be deemed to be, liable for any Tax with respect to the Irish Shares and/or Irish Warrants, including, without limitation, with respect to the registration of the Irish Shares and/or Irish Warrants in the name of Cede, the issue of the Irish Shares and/or Irish Warrants to Cede, the transfer of, or agreement to transfer, the Irish Shares and/or Irish Warrants to or from Cede, the deposit and withdrawal of the Irish Shares and/or Irish Warrants to or from DTC, the transfer of, or agreement to transfer, interests in the Irish Shares and/or Irish Warrants (whether on the books of DTC or otherwise), and the processing of transactions in the Irish Shares and/or Irish Warrants by NSCC, and provided (iv) the Issuer and/or the Transfer Agent take any steps reasonably required by the DTC Parties following a notification made pursuant to Section 6(q.) below to ensure the DTC Parties shall not be held liable for any Tax.

5. Representations and Warranties of the Issuer and the Transfer Agent: In order to induce DTC to make the Irish Shares and Irish Warrants eligible for its depository and book-entry transfer services and to allocate the Irish Shares and Irish Warrants to DTC Participants on the applicable Service Start Date, to induce Cede to hold legal title to the Irish Shares and Irish Warrants and to induce NSCC to provide its clearing services with respect to the Irish Shares and Irish Warrants, each of the Issuer and the Transfer Agent, as to itself and, as applicable, as to the Irish Shares and Irish Warrants, hereby represents and warrants to the DTC Parties (1) as of the date hereof with respect to the Transaction Shares and the Transaction Warrants, (2) as of the applicable Service Start Date with respect to any other Irish Shares and/or Irish Warrants sought to be made eligible hereunder, and (3) as of the date of re-deposit with respect to any Irish Shares and/or Irish Warrants subsequently withdrawn from DTC that are sought to be re-deposited with DTC (except, as to subsection (b.) below, which only the Transfer Agent so represents and warrants, and, except, as to subsections (a.) and (j.) below, which only the Issuer so represents and warrants, and except to the extent any representation or warranty speaks as of another date, in which case such representation or warranty shall be applied as of such other date) that:

a.	(i) The Issuer is a public limited company duly incorporated, validly existing and in good standing under the laws of Ireland and has full power and authority to conduct its business as and to the extent now conducted, to execute and deliver this Agreement and to perform its obligations hereunder.

(ii) The execution and delivery of this Agreement and the performance by the Issuer of its obligations hereunder have been duly and validly authorized by all necessary corporate action on the part of the Issuer. This Agreement has been duly and validly executed by the Issuer and constitutes a legal, valid and binding obligation of the Issuer enforceable against the Issuer in accordance with its terms, except as such enforceability may be limited by (A) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (B) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(iii) The execution, delivery and performance by the Issuer of this Agreement does not (A) contravene, result in a breach of, or constitute a default under, or result in the creation of any lien in respect of any property of the Issuer under, any constituent document of the Issuer or any contract or instrument to which the Issuer is bound or by which any of its property may be bound or affected, (B) violate, conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or governmental authority applicable to the Issuer or (C) violate any provision of any statute or other rule or regulation of any governmental authority applicable to the Issuer.

(iv) No consent, sanction or approval of, filing or registration with, or notice to, any governmental authority or third party (other than those that have been received, made or obtained) is necessary in connection with, or is a condition precedent to, the execution and delivery of this Agreement by the Issuer or the performance by the Issuer of its obligations hereunder and those contemplated hereby.

b.	(i) The Transfer Agent is a New York limited purpose trust company duly organized, validly existing and in good standing under the laws of New York and has full power and authority to conduct its business as and to the extent now conducted, to execute and deliver this Agreement and to perform its obligations hereunder.

(ii) The execution and delivery of this Agreement and the performance by the Transfer Agent of its obligations hereunder have been duly and validly authorized by all necessary corporate action on the part of the Transfer Agent. This Agreement has been duly and validly executed by the Transfer Agent and constitutes a legal, valid and binding obligation of the Transfer Agent enforceable against the Transfer Agent in accordance with its terms, except as such enforceability may be limited by (A) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (B) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(iii) The execution, delivery and performance by the Transfer Agent of this Agreement does not (A) contravene, result in a breach of, or constitute a default under, or result in the creation of any lien in respect of any property of the Transfer Agent under, any constituent document of the Transfer Agent or any contract or instrument to which the Transfer Agent is bound or by which any of its property may be bound or affected, (B) violate, conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or governmental authority applicable to the Transfer Agent or (C) violate any provision of any statute or other rule or regulation of any governmental authority applicable to the Transfer Agent.

(iv) No consent, sanction or approval of, filing or registration with, or notice to, any governmental authority or third party (other than those that have been received, made or obtained) is necessary in connection with, or is a condition precedent to, the execution and delivery of this Agreement by the Transfer Agent or the performance by the Transfer Agent of its obligations hereunder and those contemplated hereby.

c. Its requests, instructions and other actions with respect to each of the deposit of the Irish Shares and Irish Warrants with DTC, the allocation of the Irish Shares and Irish Warrants to DTC Participants and the processing of transactions in the Irish Shares and Irish Warrants through the facilities of DTC and NSCC, are in compliance with the DTC Rules, the NSCC Rules, the U.S. Federal securities laws and the laws of Ireland.

d. It complies in all material respects with all applicable securities laws of the United States, any state or local jurisdiction thereof, and of Ireland, and all rules and regulations promulgated thereunder, in each case with respect to the Irish Shares and Irish Warrants. The Registration Statement is effective as of the date hereof, and the offering of the Merger Shares and the Parent Warrants to U.S. investors in connection with the Business Combination has been duly registered under the Securities Act and in respect of the offering of the Merger Shares and the Parent Warrants to European Economic Area (“EEA”) investors, a prospectus approved by the relevant competent authority in accordance with the Prospectus Regulation (Regulation (EU) 2017/1129 of the European Parliament and of the Council) (as amended) and implementing national law is not required. No stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for the purpose of issuing such a stop order are pending or, to its knowledge, threatened by the Securities and Exchange Commission. At such time as any Irish Shares and/or Irish Warrants are sought to be deposited with DTC hereunder, such securities shall have been duly registered under the Securities Act and, to the extent required, a prospectus approved by the relevant competent authority in accordance with the Prospectus Regulation (Regulation (EU) 2017/1129 of the European Parliament and of the Council) (as amended) and implementing national law shall have been published (and passported into any other relevant EEA jurisdiction) or such Irish Shares and/or Irish Warrants shall have been issued under an applicable exemption therefrom that does not involve (or, from and after the applicable Service Start Date, will not involve) transfer or ownership restrictions, and such shares shall be freely transferable under the U.S. Federal securities laws and the laws of Ireland.

e. The information it provided to the DTC Parties with respect to the Issuer and the Irish Shares and Irish Warrants , including, without limitation, all such information provided in the Registration Statement with respect to the Issuer and the Irish Shares and Irish Warrants, is true, accurate and complete in all material respects as of the date hereof or, in the case of information provided after the date hereof, shall be true, accurate and complete in all material respects as of the date such information is provided.

f. The Issuer and the Transfer Agent have taken all necessary steps for the Transfer Agent to act as the transfer agent for the Irish Shares and Irish Warrants.

g. The Transaction Shares and the Direct Shares are, and any Additional Shares shall be, when issued, duly issued, fully paid and non-assessable, and upon the registration of any Irish Shares and/or Irish Warrants by the Transfer Agent in the name of Cede (which, for the avoidance of doubt, includes any registration in connection with a re-deposit with DTC of Irish Shares and/or Irish Warrants that were withdrawn from DTC), Cede, acting as nominee for DTC, shall acquire full legal title thereto, subject to no adverse claim, lien, or other interest in or right to such Irish Shares and/or Irish Warrants of any person other than Cede acting as nominee for DTC.

h. No Irish Shares or Irish Warrants are deposited with, or registered in the name of, any depository or nominee thereof other than DTC or Cede (any such depository or nominee, an “Other Depository,” which term shall include, without limitation, The Canadian Depository for Securities Ltd., CDS Clearing and Depository Services Inc. and any nominee thereof).

i. None of the registration of the Irish Shares and/or Irish Warrants in the name of Cede, the issue of the Irish Shares and/or Irish Warrants to Cede (including the continued holding of the Transaction Warrants by Cede upon their adjustment), the transfer of, or any agreement to transfer, the Irish Shares and/or Irish Warrants to or from Cede, the deposit or withdrawal of the Irish Shares and/or Irish Warrants with or from DTC, the transfer of, or agreement to transfer, interests in the Irish Shares and/or Irish Warrants (whether on the books of DTC or otherwise) or the processing of transactions in the Irish Shares and/or Irish Warrants by NSCC shall subject any of the DTC Parties to any Tax.

j. The Issuer has been advised by its legal counsel as to whether the initial deposit with DTC of the Transaction Shares and Transaction Warrants is or forms part of a “reportable cross-border arrangement” within the meaning of Council Directive 2018/822/EU of 25 May 2018 amending Directive 2011/16/EU as regards mandatory automatic exchange of information in the field of taxation in relation to reportable cross-border arrangements (“DAC 6”) or any legislation implementing DAC 6 in Ireland or Germany (each “DAC6 Rules”) (a “Reportable CBA”). Based on such advice, the initial deposit with DTC of the Transaction Shares and Transaction Warrants should not be a Reportable CBA.

6. Covenants of the Issuer and the Transfer Agent. In order to induce DTC to make the Irish Shares and Irish Warrants eligible for its depository and book-entry transfer services and to allocate the Irish Shares and Irish Warrants to DTC Participants on the applicable Service Start Date, to induce Cede to hold legal title to the Irish Shares and Irish Warrants and to induce NSCC to provide its clearing services with respect to the Irish Shares and Irish Warrants, each of the Issuer and the Transfer Agent, as to itself and, as applicable, as to the Irish Shares and Irish Warrants, hereby covenants with the DTC Parties for so long as any Irish Shares and/or Irish Warrants are registered in the name of Cede (except, as to subsections (f.) and (m.(i)) below, which only the Transfer Agent so covenants, and, except, as to subsections (i.), (j.), (l.), (m.(ii)), (p.) and (q.), (r.) and (s.) below, which only the Issuer so covenants) that:

a. It does not, and shall not, engage in, or cause to occur, any transaction in the Irish Shares or Irish Warrants through the facilities of DTC or NSCC in violation of any of the DTC Rules, NSCC Rules, U.S. Federal securities laws or the laws of Ireland.

b. Irish Shares and/or Irish Warrants that are not freely transferable under the U.S. Federal securities laws and the laws of Ireland shall not be deposited with DTC hereunder and (i) all certificates or electronic records evidencing such Irish Shares and Irish Warrants shall bear appropriate restrictive legends or the electronic equivalents that reflect such restrictions, and (ii) such restrictive legends or electronic equivalents shall not be removed therefrom except pursuant to the Transfer Agent’s reasonable and customary procedures designed to verify the proper legal basis for such removal, including, where appropriate, verification by valid legal opinion letters from independent counsel to the Issuer in support of such removal. The Irish Shares and Irish Warrants do not constitute American Depositary Receipts or Depositary Shares under the U.S. Federal securities laws.

c. It complies, and shall continue to comply with the NSCC Rules and the DTC Rules applicable to the Irish Shares and Irish Warrants, including, but not limited to, the requirements set forth in the OA, in each case, as they may be amended from time to time.

d. It agrees to and shall be bound by all representations to be made by an issuer and/or transfer agent, as applicable, as set forth in the OA, and agrees to comply with all covenants and obligations applicable to an issuer and/or transfer agent, as applicable, as set forth in the OA, each of which is incorporated by reference as if stated in full herein.

e. It complies in all material respects with all applicable laws relating to taxation and money laundering relating to or in respect of the Irish Shares and/or Irish Warrants for which it could reasonably be expected to cause any of the DTC Parties to become liable, as well as sanctions administered and enforced by the Office of Foreign Assets Control (“OFAC”), The United Nations Security Council, the European Union and any other regulatory authority having jurisdiction over it (collectively, the “Authorities”) and shall not conduct any transaction or activity through any of the DTC Parties that violates sanctions administered and enforced by any of the Authorities.

f. The Transfer Agent has implemented a risk-based program reasonably designed to comply with applicable OFAC sanctions regulations.

g. All services performed with respect to the Irish Shares and Irish Warrants through the facilities of DTC and NSCC, including, without limitation, clearance, settlement and asset servicing, shall be denominated solely in U.S. dollars.

h. It shall not conduct any transaction or activity with respect to the Irish Shares and/or Irish Warrants through any of the DTC Parties in any currency other than U.S. dollars.

i. The Issuer shall notify the DTC Parties promptly upon its becoming aware of (i) the publication of draft legislation or the enactment of final legislation to amend or replace the Stamp Acts or any other legislation relating to Irish Tax in Ireland or (ii) any change in or proposed change to any published practice or published guidance of the Irish Revenue, in each case that could reasonably be expected to cause any of the DTC Parties to become liable for Irish Tax or subject any of the DTC Parties to any obligation relating to Irish Tax, in each case, in relation to or in respect of the Irish Shares and/or Irish Warrants. The Issuer shall notify the DTC Parties promptly upon its becoming aware of any proposed amendment or modification to, or termination of, the Composition Agreement.

j. The Issuer shall provide the DTC Parties with copies of (i) all correspondence received from the Irish Revenue in respect of (A) any matter that could give rise to any of the DTC Parties becoming liable for Irish Tax or any obligation relating to Irish Tax (including, for the avoidance of doubt, an obligation to make any filings with the Irish Revenue or keep any records for the purposes of Irish Tax), in each case, in relation to or in respect of the Irish Shares and/or Irish Warrants or (B) any proposed amendment or modification to, or termination of, the Composition Agreement or this Agreement and (ii) drafts of all correspondence to the Irish Revenue in respect of (A) or (B) in advance of submission. The Issuer shall afford the DTC Parties the opportunity to comment on all such correspondence to the Irish Revenue and shall incorporate all reasonable comments suggested by the DTC Parties, so long as such comments are not materially prejudicial to the interests of the Issuer, as determined in good faith by the Issuer in consultation with its outside counsel.

k. No transfer of Irish Shares or Irish Warrants to Cede (which, for the avoidance of doubt, includes any transfer in connection with a re-deposit with DTC of Irish Shares and/or Irish Warrants that were withdrawn from DTC) shall take place and no instrument for the transfer of Irish Shares or Irish Warrants to Cede shall be created or fail to be created unless such transfer or the creation or non-creation of such instrument shall be in accordance with the Composition Agreement.

l. The Issuer agrees to pay DTC’s standard fees for supplying information on Participants’ positions in connection with any requests made by the Issuer for such information pursuant to the Issuer’s constitution or the laws of Ireland.

m.	(i) The Transfer Agent shall notify the DTC Parties as far in advance as is reasonably practicable, but in no event later than seventy two (72) hours prior to the time it deposits any Irish Shares and/or Irish Warrants with, or registers any Irish Shares and/or Irish Warrants in the name of, any Other Depository.

(ii) The Issuer shall notify the DTC Parties as far in advance as is reasonably practicable, but in no event later than seventy two (72) hours prior to the time it deposits any Irish Shares and/or Irish Warrants with any Other Depository.

n. The Transfer Agent shall not cease to act, and the Issuer shall not cause the Transfer Agent to cease to act, as the transfer agent for any Irish Shares or Irish Warrants unless the Transfer Agent and the Issuer (i) provide DTC with two (2) months’ prior notice thereof and (ii) cooperate reasonably in transferring the obligations of the Transfer Agent to a successor transfer agent reasonably satisfactory to DTC and such that the DTC Parties shall continue to not be liable for any Irish Tax in respect of the issue or transfer of any Irish Shares or Irish Warrants to Cede. Notwithstanding the foregoing, if the Transfer Agent resigns without a successor transfer agent reasonably satisfactory to DTC being appointed (and, without prejudice to the foregoing, no successor transfer agent shall be reasonably satisfactory to DTC unless the DTC Parties continue not to be liable for any Irish Tax in respect of or in relation to the Irish Shares or Irish Warrants), then DTC and NSCC may restrict all transactions in the Irish Shares and/or Irish Warrants and/or cause the Irish Shares and/or Irish Warrants to be excluded from some or all services of either and/or withdrawn from DTC; provided that, to the extent practicable and legally permissible under the circumstances, and not materially prejudicial to the interests of any of the DTC Parties, in each case as reasonably determined by the DTC Parties in good faith, the DTC Parties shall provide the Issuer with reasonable advance written notice of any such actions.

o. The Issuer and the Transfer Agent shall notify the DTC Parties prior to depositing any Irish Shares or Irish Warrants with DTC hereunder (which, for the avoidance of doubt, includes any re-deposit with DTC of Irish Shares and/or Irish Warrants that were withdrawn from DTC) if, at such time, (i) any condition to eligibility hereunder or under the DTC Rules is not met, (ii) any representation or warranty of such party is not, or, after giving effect to such deposit, would not be, true and correct, or (iii) such party is not, or, after giving effect to such deposit, would not be, in compliance with any covenant or other obligation hereunder.

p. The Issuer shall notify the DTC Parties (i) as far in advance as is reasonably practicable before, and in any event no later than (60) days before, the Irish Shares and/or Irish Warrants cease to be listed on NASDAQ or the New York Stock Exchange, and (ii) promptly following its receipt of any notification from NASDAQ or the New York Stock Exchange regarding the possible delisting of the Irish Shares or Irish Warrants.

q. If the Issuer intends to, or otherwise will, change its legal status (for example, from a public limited company to another type of company, including a Societas Europaea), the Issuer shall notify DTC and its legal counsel, currently Arnold & Porter Kaye Scholer LLP and Arthur Cox LLP, at least forty five (45) days before the earliest possible effective date of the change of legal status to allow the DTC Parties to consider the steps that may need to be taken by the Issuer and/or the Transfer Agent to enable the Irish Shares and Irish Warrants to remain eligible for the depository and book-entry transfer services of DTC and not give rise to a charge to Tax.

r. If the initial deposit with DTC of the Transaction Shares and/or Transaction Warrants is or forms part of a Reportable CBA, the Issuer shall make (or shall cause to be made) any filings required under any DAC6 Rules in respect of that Reportable CBA.

s. The Issuer shall procure advice from its legal counsel as to whether any arrangement entered into by the Issuer or in respect of which the Issuer is an intermediary within the meaning of the DAC6 Rules (an “Intermediary”), at any time, in respect of the Irish Shares and / or Irish Warrants is a DTC Reportable CBA (as defined below) or requires any reporting to the Irish Revenue pursuant to Section 78H of the Stamp Duties Consolidation Act, 1999 (as amended) (“SDCA”) as a result of the Irish Shares being held in Euroclear and what, if any, filings are required under any DAC6 Rules or under Section 78H of the SDCA in relation to the Irish Shares being held in Euroclear. If (i) any deposit, at any time, with DTC of Irish Shares or Irish Warrants that are not Transaction Shares or Transaction Warrants, (ii) the withdrawal from DTC of Irish Shares or Irish Warrants, (iii) the processing of transactions in Irish Shares or Irish Warrants by NSCC, or (iv) any Irish Shares or Irish Warrants held with DTC is or forms part of a Reportable CBA (each a “DTC Reportable CBA”) entered into by the Issuer or in respect of which the Issuer is an Intermediary, or requires any reporting to be made to the Irish Revenue or records to be kept as a result of the Irish Shares being held in Euroclear, the Issuer shall make (or shall cause to be made) any filings required under any DAC6 Rules in respect of that DTC Reportable CBA and, in the case of any reports or filings to be made to the Irish Revenue pursuant to Section 78H of the SDCA in respect of the holding of the Irish Shares in Euroclear, the Issuer shall procure the preparation and maintenance of such information and reports and filings. The Issuer shall notify the DTC Parties promptly upon its becoming actually aware of any arrangement in respect of the Irish Shares and/or Irish Warrants which is a DTC Reportable CBA (but which the Issuer itself has not entered into and in respect of which it is not an Intermediary).

t. If the initial deposit with DTC of the Transaction Shares and/or Transaction Warrants is or forms part of a Reportable CBA, the Issuer shall notify the DTC Parties no later than 30 days after the initial deposit with DTC of the Transaction Shares and/or Transaction Warrants, that a filing is required under any DAC6 Rules in respect of the initial deposit with DTC of the Transaction Shares and/or Transaction Warrants.

u. The Issuer shall provide the DTC Parties, promptly after any filing is made in respect of the initial deposit with DTC of Transaction Shares and/or Transaction Warrants or in respect of a DTC Reportable CBA (and, in either case, no later than 30 days after such filing is made), a copy of the reference number and details of such filings.

7. Undertaking and Indemnification:

a. The Issuer undertakes to the DTC Parties to (i) pay any Tax (and any interest, charge, penalty, or the like, payable in respect of any Tax) imposed on or incurred by any of the DTC Parties relating to the Irish Shares and/or Irish Warrants (whether as the transferee liable for payment therefor or otherwise) to the relevant governmental authority responsible for the administration, imposition or collection of such Tax (a governmental authority responsible for the administration, imposition or collection of a Tax, a “Taxing Authority”) at such time as such Tax is required to be paid under applicable laws, including, without limitation, any Tax relating to the registration of the Irish Shares and/or Irish Warrants in the name of Cede, the issue of the Irish Shares and/or Irish Warrants to Cede (including the continued holding of the Transaction Warrants by Cede upon their adjustment), the transfer of, or any agreement to transfer, the Irish Shares and/or Irish Warrants to or from Cede, the deposit and withdrawal of the Irish Shares and/or Irish Warrants to or from DTC, the transfer of, or agreement to transfer, interests in the Irish Shares and/or Irish Warrants (whether on the books of DTC or otherwise) or the processing of transactions in the Irish Shares and/or Irish Warrants by NSCC; and (ii) subject to Section 7(d.), deal promptly on behalf of itself and all of the DTC Parties (with the DTC Parties providing such cooperation (at the Issuer’s expense) as the Issuer may reasonably request) in respect of any administrative dealing or correspondence with a Taxing Authority arising in relation to the Composition Agreement or the Irish Shares and/or Irish Warrants, provided, however, that the Issuer shall consult in advance with the DTC Parties before engaging in any such dealing or correspondence that could give rise to any liability of the DTC Parties for Tax, and provided further that, notwithstanding anything else in this Section 7 to the contrary, the Issuer shall not be liable to the DTC Parties for any interest, charge, penalty, or the like, to the extent such amount is determined by a final non-appealable judgment of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of any of the DTC Parties.

b. The Issuer and the Transfer Agent (together, the “Indemnitors”) shall jointly and severally indemnify the DTC Parties and their affiliates (together, the “Indemnitees”) for, and shall hold each of them harmless from and against, and, subject to the further provisions below, shall undertake to pay forthwith upon demand, any loss, cost, expense, liability or damage imposed on or incurred by any Indemnitee arising out of this Agreement, including, without limitation, (i) the eligibility request set forth in Section 2 above, (ii) any nonfulfillment of or failure to perform any condition set forth in Sections 3 or 4 above, or (iii) any breach of any representation, warranty, covenant or undertaking of the Issuer or the Transfer Agent set forth in Sections 5, 6 or 7(a.) above (except that, as to Sections 5(b.), 6(f.) and 6(m.(i)) above, only the Transfer Agent shall so indemnify, and, as to Sections 5(a.), 6(i.), 6(j.), 6(l.), 6(m.(ii)), 6(p.) and 6(q.) above, only the Issuer shall so indemnify, and the Indemnitee may bring a claim relating thereto only against the applicable Indemnitor that has so failed to perform or is in breach of such respective provisions, and in that respect the applicable Indemnitor shall be severally and not jointly liable), or (iv) in connection with (x) any failure by the Issuer to comply with its obligations under any DAC6 Rules in respect of any DTC Reportable CBA which the Issuer has entered into or in respect of which it is an Intermediary; or (y) any failure by the Issuer to comply with its obligations with respect to DAC6 under this Agreement; or (z) any administrative dealing or correspondence with a Taxing Authority arising as a result of the Irish Shares being held in Euroclear or in relation to any DAC6 Rules in respect of the initial deposit with DTC of the Transaction Shares and any DTC Reportable CBA, provided, that no Indemnitee will be entitled to indemnification hereunder to the extent such loss, cost, expense, liability or damage is (i) determined by a final nonappealable judgment of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of any Indemnitee or (ii) Tax imposed on or calculated by reference to the net income received or receivable by an Indemnitee.

c. In the event that an Indemnitee should have a claim against either or both of the Indemnitors under this Section 7 (an “Indemnity Claim”), the Indemnitee shall deliver a notice of such Indemnity Claim (“Claim Notice”) to the Indemnitors, setting forth in reasonable detail the nature and estimated amount (determined reasonably and in good faith) of the Tax or other loss, cost, expense, liability or damage eligible for indemnification imposed on or incurred by (or reasonably expected to be imposed on or incurred by) the Indemnitee with respect to such Indemnity Claim and a reasonable explanation of the basis for the Claim Notice to the extent of the facts then known by the Indemnitee. The Indemnitee shall provide a Claim Notice to the Indemnitors as soon as reasonably practicable (but in any case, no later than thirty (30) days) after the Indemnitee has received notice or otherwise learns of the claim; provided, however, that, in the case of a claim from which an appeal cannot be made after thirty (30) days from the date of notice thereof, the Indemnitee shall provide a Claim Notice to the Indemnitors within 12 Business Days after the Indemnitee has received such notice and no delay or deficiency on the part of the Indemnitee in so notifying the Indemnitors will relieve the Indemnitors of any liability under this Agreement except to the extent such delay or deficiency materially prejudices the rights of the Indemnitors with respect thereto. The Indemnitors shall, on demand, at the option of the Indemnitee, either pay the amount shown in the Claim Notice on behalf of the Indemnitee or reimburse the Indemnitee for any such amounts paid by the Indemnitee on its own behalf (collectively, the “Payment Obligation”), and the full payment of all such amounts included in its Payment Obligation shall be a precondition to an Indemnitor’s right to dispute any amount included in a Claim Notice. If, following the full payment of all amounts included in its Payment Obligation, an Indemnitor delivers a notice to the Indemnitees that the Indemnitor disputes the Indemnity Claim, and such notice is delivered within thirty (30) days of the Indemnitee’s delivery of the Claim Notice, the Indemnitors and the Indemnitees shall proceed in good faith to negotiate a resolution of such dispute (the “Dispute”) for a period of at least thirty (30) days. If the Dispute remains unresolved at the end of such thirty (30) day period, and unless otherwise agreed by the parties, such claim shall be resolved by a court of competent jurisdiction (the “Court”). After (i) any determination by the Court shall have become final and binding and the time in which to appeal therefrom has expired or such determination is not appealable, or (ii) the settlement of the Dispute, if (a) any further amount is due and owing to the Indemnitee(s) by the Indemnitors with respect to the Dispute, the Indemnitee(s) shall provide notice thereof to the Indemnitors and the Indemnitors shall pay on demand such amount or (b) if an overpayment was made to the Indemnitee(s) by the Indemnitors, the Indemnitors shall provide notice thereof to the Indemnitee(s) and the Indemnitee(s) shall pay on demand such amount.

d. In the event of the commencement of any judicial or administrative proceeding (“Proceeding”) by a third party (including, without limitation, by a Taxing Authority) in respect of any Tax (or any interest, charge, penalty, or the like, payable in respect of any Tax) relating to or in respect of the Irish Shares and/or Irish Warrants that includes an Indemnitee in any capacity, such Indemnitee shall promptly deliver notice of such Proceeding to the Indemnitors (a “Proceeding Notice”). At the request of the Indemnitors made within ten (10) days after delivery of a Proceeding Notice, which request may be made only if, and so long as, the Indemnitors are current in their Payment Obligations with respect to such Proceeding, the Indemnitees shall contest such Proceeding in good faith. The Indemnitees shall have the right, exercisable in their sole discretion and at the expense of the Indemnitors, to defend and control the contest of such Proceeding with counsel and/or other professionals of their choice and reasonably satisfactory to the Issuer (it being agreed that Arnold & Porter Kaye Scholer LLP and Arthur Cox LLP are satisfactory to the Issuer). However, if, and so long as, the Indemnitors are current in their Payment Obligations with respect to such Proceeding, the Indemnitors may participate in such Proceeding with counsel and/or other professionals of their choice and at their own expense. Each Indemnitee and Indemnitor that is a party hereto agrees that it shall, and shall cause its respective affiliates to, cooperate reasonably with the other Indemnitees and Indemnitors in connection with the investigation, defense and prosecution of any Proceedings. To the extent practicable and legally permissible under the circumstances, and not materially prejudicial to the interests of any of the DTC Parties, in each case as reasonably determined by the DTC Parties in good faith, the DTC Parties (i) shall not deliver any document or other written materials to any Taxing Authority in connection with a Proceeding without the consent (not to be unreasonably withheld or delayed) of the Indemnitors and (ii) shall not have, or allow any of their affiliates to have, any ex parte discussion with any relevant Taxing Authority in connection with a Proceeding. If, and so long as, the Indemnitors are current in their Payment Obligations, an Indemnitee may not settle any Proceeding without the consent of the Indemnitors, which consent shall not be unreasonably withheld or delayed; provided that, if it would be prejudicial to the interests of the Indemnitee, as determined by the Indemnitee in good faith, to seek such consent from the Indemnitors, the Indemnitee shall only be required to consult with the Indemnitors prior to settling the Proceeding. After (i) any determination has been made pursuant to a Proceeding and the time in which to appeal therefrom has expired or such determination is not appealable, or (ii) the settlement of a Proceeding, if (a) any further amount is due and owing to the Indemnitee(s) by the Indemnitors with respect to the Proceeding, the Indemnitee(s) shall provide notice thereof to the Indemnitors and the Indemnitors shall pay on demand such amount or (b) an overpayment was made to the Indemnitee(s) by the Indemnitors, the Indemnitors shall provide notice thereof to the Indemnitee(s) and the Indemnitee(s) shall pay on demand such amount.

e. In the event of a successful claim by the Indemnitees pursuant to this Section 7 and to the extent that an Indemnitor determines (acting reasonably) there are grounds to seek reimbursement or a refund from a third party in respect of such amount (including, without limitation, a Taxing Authority in respect of Tax), the Indemnitees shall take such reasonable actions and provide such cooperation to the Indemnitor as that Indemnitor may reasonably request (and at that Indemnitor’s expense) for the purpose of seeking such reimbursement or refund from the third party in question (including, without limitation, a Taxing Authority), and, to the extent that such reimbursement or refund is received by the Indemnitee, the Indemnitee shall pay (as soon as reasonably practicable and after deduction of any costs and expenses incurred by the Indemnitee in providing such cooperation) an amount equal to the reimbursement or refund to the Indemnitor, provided, nothing herein shall require the Indemnitees to breach any obligations of confidentiality as may exist between the Indemnitees and a Taxing Authority.

8. Restrictive Measures That May be Taken by the DTC Parties:

a. Notwithstanding anything to the contrary provided herein, and without any liability on the part of any of the DTC Parties (except in the case of gross negligence or willful misconduct on the part of any of the DTC Parties), any of the DTC Parties may take any restrictive measures with respect to the Irish Shares and/or Irish Warrants as the DTC Rules or the NSCC Rules (as applicable) provide.

b. If, at any time, a DTC Party determines, in its sole discretion acting in good faith, that a Tax liability relating to or in respect of the Irish Shares and/or Irish Warrants might arise for which any of the DTC Parties are liable, then, notwithstanding anything to the contrary provided herein or in the DTC Rules or the NSCC Rules (as applicable), and without any liability on the part of any of the DTC Parties (except in the case of gross negligence or willful misconduct on the part of any of the DTC Parties):

(i) DTC, in its sole discretion, may impose a global lock on the Irish Shares and/or Irish Warrants, otherwise limit transactions in the Irish Shares and/or Irish Warrants, or cause the Irish Shares and/or Irish Warrants to be withdrawn;

(ii) NSCC, in its sole discretion, may exclude the Irish Shares and/or Irish Warrants from its Continuous Net Settlement (CNS) service or any other service; and

(iii) any of the DTC Parties may take any other restrictive measures with respect to the Irish Shares and/or Irish Warrants as it, in its sole discretion, may deem necessary and appropriate,

provided, that, (A) to the extent practicable and legally permissible under the circumstances, and not prejudicial to the interests of any of the DTC Parties, in each case as reasonably determined by the DTC Parties in good faith, the DTC Parties shall provide the Issuer and the Transfer Agent with reasonable advance written notice of any action to be taken pursuant to Section 8(a.) or this Section 8(b.) and shall cooperate with the Issuer and the Transfer Agent to mitigate the effects of such actions on the Issuer, the Transfer Agent, DTC Participants and NSCC Members, (B) if (1) the Issuer has paid promptly upon demand of the DTC Parties or irrevocably committed (under arrangements reasonably satisfactory to the DTC Parties) to pay the Tax liability and any costs and expenses incurred by, or reasonably expected to be incurred by, the DTC Parties in connection therewith and (2) no reasonable risk of Tax liability remains uncured at the end of the advance notice period provided pursuant to the preceding clause (A), if any, then no action shall be taken pursuant to this Section 8(b.) and (C) if the risk of Tax liability relates only to specific Irish Shares and/or Irish Warrants, then any action taken pursuant to this Section 8(b.) shall not apply to, and shall not affect any other Irish Shares and/or Irish Warrants.

9. Notices: All notices, requests and other communications hereunder must be in writing and shall be deemed to have been duly given when delivered personally, by overnight courier, by facsimile (with confirmation by the transmitting equipment) or by electronic mail at the following addresses:

If to the Issuer, to:

ads-tec Energy plc
10 Earlsfort Terrace
Dublin 2
D02 T380

Ireland
Attention: Pieter Taselaar

Email: PTaselaar@lucernecap.com

With a copy to:

Arthur Cox

Ten Earlsfort Terrace

Dublin 2

D02 T380

Ireland
Attention: Connor Manning

Email: connor.manning@arthurcox.com

If to the Transfer Agent, to:

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, NY 10004

Attn: Francis Wolf & Patrick Small

E-mail: fwolf@continentalstock.com /

psmall@continentalstock.com

With a copy to:

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, NY 10004

Attention: Margaret Villani and Ian Mckay

E-mail: mvillani@continentalstock.com

imckay@continentalstock.com

If to any of the DTC Parties, to:

The Depository Trust Company
55 Water Street
New York, New York 10041
Attention: John Faith
Email: seasteam@dtcc.com

With copies to:

The Depository Trust & Clearing Corporation
55 Water Street
New York, New York 10041
Attention: General Counsel’s Office
Email: seasteam@dtcc.com

and

The Depository Trust & Clearing Corporation
570 Washington Boulevard
Jersey City, New Jersey 07310
Attention: General Counsel’s Office
Email: seasteam@dtcc.com

and

Arnold & Porter Kaye Scholer LLP

250 West 55th Street

New York, New York 10019

Attention: Mark I. Sokolow and William D. Becker

Email: DTCSEAS@arnoldporter.com

All such notices, requests and other communications shall be effective upon delivery. Any party hereto may from time to time change its address, or other information for the purpose of notices to that party by giving notice specifying such change to the other parties. Notwithstanding anything to the contrary herein provided, service of process shall not be effective unless made in accordance with Section 17 or applicable law.

10. Costs and Expenses: Subject to the Fee Letter dated 3 November 2021 among DTC, NSCC, the Issuer, EUSG and the Transfer Agent (the “Fee Letter”), providing for certain costs and expenses of the DTC Parties to be reimbursed by the Issuer, EUSG and the Transfer Agent, and except as provided in Sections 7, 8 and 14, each party shall be liable for its own costs and expenses hereunder; provided that, the Issuer and Transfer Agent agree to reimburse the DTC Parties, within thirty (30) days following receipt of an invoice, for the reasonable fees and costs of counsel to the DTC Parties and any other reasonable costs and expenses incurred by the DTC Parties after the date hereof arising out of or in connection with any amendment, modification, waiver or consent to, of or under this Agreement, the enforcement or protection of rights in connection with this Agreement, and any legal opinion letter provided, or any notification made, pursuant to this Agreement.

11. Term of Agreement; Termination: This Agreement shall continue in effect so long as any of the Irish Shares and/or Irish Warrants are registered in the name of Cede. In the event of any action by any of the DTC Parties pursuant to Section 8 above with respect to all of the Irish Shares and Irish Warrants, this Agreement may be terminated by the DTC Parties upon reasonable advance written notice to the Issuer and the Transfer Agent, to the extent such advance notice is practicable and legally permissible under the circumstances and not prejudicial to the interests of any of the DTC Parties, in each case as reasonably determined by the DTC Parties in good faith. If the Composition Agreement shall be terminated, this Agreement shall terminate upon the termination of the Composition Agreement.

12. Survival: Section 7 above shall survive the termination of this Agreement indefinitely.

13. Entire Agreement; Severability: Subject to the OA, the DTC Rules, the NSCC Rules and the Fee Letter, this Agreement shall constitute the entire agreement of the parties hereto with respect to the subject matter hereof; provided, however, in the event of any conflict between this Agreement and any provision of the OA, the DTC Rules or the NSCC Rules as of the date hereof, the provisions of this Agreement shall control. Any provision of this Agreement held to be invalid, illegal or unenforceable shall be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof.

14. Assignment:

a. This Agreement may not be assigned or otherwise transferred by the Issuer or the Transfer Agent without the prior written consent of DTC. This Agreement may be assigned by any DTC Party, without the written consent of the other parties, to any affiliate or to any successor assuming substantially all of the business of such DTC Party (in each case, a “DTC Transfer”), subject to the remaining provisions of this Section 14. Each such DTC Transfer shall be to an affiliate or successor that is eligible for exemption from Tax liability on the same basis as such assigning or transferring DTC Party or pursuant to an alternative exemption, unless (i) such DTC Transfer is requested or required by a governmental authority or (ii) such DTC Party reasonably determines in good faith that such DTC Transfer is in the best interests of such DTC Party and/or its affiliates or participants. If such DTC Transfer is to an affiliate or successor that is not so eligible, then (without prejudice to any other provision hereof), the DTC Parties may terminate this Agreement and DTC may exit the Irish Shares and Irish Warrants, in each case without any further obligation on the part of any of the DTC Parties.

b. To the extent practicable and legally permissible under the circumstances, and not prejudicial to the interests of any of the DTC Parties, in each case as reasonably determined by the DTC Parties in good faith, the DTC Parties (i) shall give the Issuer and the Transfer Agent reasonable advance written notice of any assignment of this Agreement by any DTC Party or any termination of this Agreement by the DTC Parties pursuant to this Section 14, and (ii) shall (at the cost of the Issuer and the Transfer Agent) reasonably cooperate with the Issuer and the Transfer Agent to mitigate the effects of such actions on the Issuer, the Transfer Agent, DTC Participants and NSCC Members. If DTC exercises its right to exit the Irish Shares and Irish Warrants pursuant to this Section 14, the Issuer and the Transfer Agent hereby agree to waive any right to appeal such termination under and pursuant to the DTC Rules or the NSCC Rules.

15. Amendment: This Agreement may not be amended without the written consent of each of the parties hereto; provided, however, that this Agreement shall be deemed to be automatically amended by any amendment to the OA, the DTC Rules or the NSCC Rules to the extent applicable to the subject matter hereof without the written consent of the Issuer or the Transfer Agent.

16. Governing Law; Jurisdiction: This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to a contract executed and performed in such State, without giving effect to any conflicts of laws principles thereof that would cause the application of any law of any jurisdiction other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York or any court of the State of New York located in the Borough of Manhattan in the City of New York in any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated hereby, and agrees that any such action or proceeding shall be brought only in such courts. Each party hereby irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such action or proceeding brought in such courts or any claim that any such action or proceeding brought in such courts has been brought in an inconvenient forum.

17. Agent for Service:

a. The Issuer irrevocably appoints [ ● ] to be its agent for the service of process in New York. The Issuer agrees that any Service Document (as defined below) may be effectively served on it in connection with any proceeding in New York by service on its agent.

b. Any Service Document shall be deemed to have been duly served if marked for the attention of [ ● ] at [ ● ] or such other address within New York as the Issuer may, by notice to the DTC Parties, designate and:

(i) delivered to the specified address; or

(ii) sent to the specified address by first class mail, postage pre-paid.

In the case of (i.), the Service Document shall be deemed to have been duly served when so delivered. In the case of (ii.), the Service Document shall be deemed to have been duly served three (3) days after the date of mailing.

c. If the agent at any time ceases for any reason to act as such, the Issuer shall appoint a replacement agent having an address for service in New York and shall notify the DTC Parties of the name and address of the replacement agent. Failing such appointment and notification, the DTC Parties shall be entitled by notice to the Issuer to appoint a replacement agent to act on the Issuer’s behalf. The provisions of this Section 17 applying to service on an agent apply equally to service on a replacement agent.

d. A copy of any Service Document served on the agent shall be sent by first class mail to the Issuer. Failure or delay in so doing shall not prejudice the effectiveness of service of the Service Document.

e. “Service Document” means a writ, summons, order, judgment or other document relating to or issued in connection with any proceeding.

18. Further Actions: The Issuer and the Transfer Agent hereby agree to execute and deliver any additional documents and take any other further actions reasonably requested by the DTC Parties that are necessary or desirable to give effect to any of the foregoing or to carry out the intent and accomplish the purposes of this Agreement and the transactions contemplated hereby.

19. Execution and Delivery: This Agreement may be executed in one or more counterparts hereof (and by the different parties on different counterparts), each of which shall constitute an original and all of which taken together shall constitute a single agreement. Delivery of an executed counterpart of the signature page of this Agreement by facsimile transmission or by electronic transmission of a PDF copy thereof shall be effective as delivery of a manually signed counterpart. This Agreement shall be effective as of the date first set forth above when each party shall have received a counterpart signature page of the other party and the Agreement is and may be deemed to be fully executed in accordance with the foregoing.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly signed on behalf of such parties by their respective authorized officers or representatives as of the day and year first set forth above.

THE DEPOSITORY TRUST COMPANY

By:
Name:
Title:

CEDE & CO.

By:
Name:
Title:

NATIONAL SECURITIES CLEARING CORPORATION

By:
Name:
Title:

ADS-TEC ENERGY PLC

By:
Name:
Title:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By:
	Name:	Francis Wolf
	Title:	Vice President

[Signature Page to Special Eligibility Agreement for Securities – ads-tec Energy plc]

EXHIBIT A

Irish Revenue Confirmation Addressed to Arthur Cox LLP

EXHIBIT B-1

Irish Revenue Confirmation Addressed to Issuer’s Irish Counsel

EXHIBIT B-2

Composition Agreement

EXHIBIT C

Legal Opinion Letter from Issuer’s Irish Counsel

EXHIBIT D

Legal Opinion Letter from Issuer’s U.S. Counsel

EXHIBIT E

Legal Opinion Letter from Transfer Agent’s U.S. Counsel

APPENDIX 1

Procedures for Issuance/Registration of the Transaction Shares and Transaction Warrants

to/with DTC 1

On the date hereof, 100% of the Transaction Shares, constituting [Insert Total Number of Transaction Shares] Ordinary Shares will be issued to Cede, as nominee for DTC, and registered in the name of Cede as follows:

(a) [[Insert Number] Ordinary Shares, representing approximately [__]% of the Transaction Shares, will be credited to DTC (for further credit to the underwriter’s DTC Participant account #[____] upon closing) via the FAST (Fast Automated Securities Transfer) Program;

(b) [Insert Number] Ordinary Shares, representing approximately [__]% of the Transaction Shares, will be credited to DTC (for further credit to the underwriter’s DTC Participant account #[____] upon closing) via a DWAC (Deposit and Withdrawal At Custodian);

(c) [Insert Number] Ordinary Shares, representing approximately [__]% of the Transaction Shares, will automatically be credited to DTC (for further credit to DTC Participants) based on a Shipment Control List (“SCL”) received from DTC by the Transfer Agent; and

(d)  [Insert Number] Ordinary Shares, representing approximately [__]% of the Transaction Shares (representing registered shareholders holding outside DTC), will be credited to DTC (for further credit to the Transfer Agent’s DTC Participant account (as custodian for the Exchange Agent)) via a DWAC (Deposit and Withdrawal At Custodian).]

On the date hereof, 100% of the Transaction Warrants, constituting [Insert Total Number of Transaction Warrants] Parent Warrants will, upon adjustment, continue to be held by Cede, as nominee for DTC, and will be registered in the name of Cede as follows:

(a) [[Insert Number] Parent Warrants, representing approximately [__]% of the Transaction Warrants, will be credited to DTC (for further credit to the underwriter’s DTC Participant account #[____] upon closing) via the FAST (Fast Automated Securities Transfer) Program;

(b) [Insert Number] Parent Warrants, representing approximately [__]% of the Transaction Warrants, will be credited to DTC (for further credit to the underwriter’s DTC Participant account #[____] upon closing) via a DWAC (Deposit and Withdrawal At Custodian);

(c) [Insert Number] Parent Warrants, representing approximately [__]% of the Transaction Warrants, will automatically be credited to DTC (for further credit to DTC Participants) based on a Shipment Control List (“SCL”) received from DTC by the Transfer Agent; and

(d)  [Insert Number] Parent Warrants, representing approximately [__]% of the Transaction Warrants (representing registered shareholders holding outside DTC), will be credited to DTC (for further credit to the Transfer Agent’s DTC Participant account (as custodian for the Exchange Agent)) via a DWAC (Deposit and Withdrawal At Custodian).]

1 Note to Draft: Appendix 1 to be revised to reflect the manner(s) in which Transaction Shares and Transaction Warrants will be issued to Cede/deposited with DTC upon the closing of the underlying transaction. CST to confirm.

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